Exhibit 34.1
Report of Independent Registered Public Accounting Firm
The Board of Directors
Chrysler Financial Services Americas LLC:
We have examined Chrysler Financial Services Americas LLC’s (“Chrysler Financial”) Certification Regarding Compliance with Applicable Servicing Criteria, included in the accompanying Appendix I, certifying that Chrysler Financial complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB related to the servicing of publicly and privately issued asset-backed securities transactions involving United States consumer automotive retail installment sale contracts for which Chrysler Financial acts as servicer (the “Platform”), except for servicing criteria 1122(d)(1)(iv), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), which management has determined are not applicable to the activities Chrysler Financial performs with respect to the Platform, as of and for the twelve months ended December 31, 2010. Management is responsible for Chrysler Financial’s compliance with the servicing criteria. Our responsibility is to express an opinion on management’s certification about Chrysler Financial’s compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about Chrysler Financial’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing selected servicing activities related to the Platform, and determining whether Chrysler Financial processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by Chrysler Financial during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by Chrysler Financial during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Chrysler Financial’s compliance with the servicing criteria.
As described in the accompanying management’s Certification Regarding Compliance with Applicable Servicing Criteria, for servicing criteria 1122(d)(2)(i), 1122(d)(4)(i), 1122(d)(4)(ii), and 1122(d)(4)(vii), Chrysler Financial has engaged various vendors to perform activities required by these servicing criteria. Chrysler Financial has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and Chrysler Financial has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). As permitted by Interpretation 17.06, Chrysler Financial has asserted that it has policies and procedures in place designed to provide reasonable assurance that each vendor’s activities comply in all material respects with the servicing criteria applicable to each vendor. Chrysler Financial is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for each vendor and related criteria as described in its Certification Regarding Compliance with Applicable Servicing Criteria, and we performed no procedures with respect to Chrysler Financial’s eligibility to apply Interpretation 17.06.
In our opinion, management’s Certification Regarding Compliance with Applicable Servicing Criteria indicating that Chrysler Financial complied with the aforementioned servicing criteria, including servicing criteria 1122(d)(2)(i), 1122(d)(4)(i), 1122(d)(4)(ii), and 1122(d)(4)(vii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the twelve months ended December 31, 2010 is fairly stated, in all material respects.
(Signed) KPMG, LLP
Chicago, Illinois
March 15, 2011

Certification Regarding Compliance with Applicable Servicing Criteria
1.	Chrysler Financial Services Americas LLC (“Chrysler Financial”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission, as of and for the twelve months ended December 31, 2010 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include publicly and privately issued asset-backed securities transactions involving United States consumer automotive retail installment sale contracts for which Chrysler Financial acts as servicer (the “Platform”);

2.	Chrysler Financial has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and Chrysler Financial elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, Chrysler Financial used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to Chrysler Financial based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	Chrysler Financial has complied, in all material respects, with the applicable servicing criteria as of December 31, 2010 and for the Reporting Period with respect to the Platform taken as a whole;

6.	Chrysler Financial has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2010 and for the Reporting Period with respect to the Platform taken as a whole;

7.	Chrysler Financial has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2010 and for the Reporting Period with respect to the Platform taken as a whole; and

8.	KPMG LLP, an independent registered public accounting firm, has issued an attestation report on Chrysler Financial’s Certification Regarding Compliance with Applicable Servicing Criteria as of December 31, 2010 and for the Reporting Period.

March 15, 2011	Chrysler Financial Services Americas LLC
	By:	/s/ Laurence F. Guindi
Laurence F. Guindi
Vice President and Treasurer

APPENDIX A

INAPPLICABLE
		APPLICABLE		SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA		CRITERIA
NOT performed by
			Performed by	Chrysler Financial
			Vendor(s)	or by
		Performed	for which	subservicer(s) or
		Directly	Chrysler Financial	vendor(s) retained
		by	is the Responsible	by Chrysler
Reference	Criteria	Chrysler Financial	Party	Financial
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240.13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X

INAPPLICABLE
		APPLICABLE		SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA		CRITERIA
NOT performed by
			Performed by	Chrysler Financial
			Vendor(s)	or by
		Performed	for which	subservicer(s) or
		Directly	Chrysler Financial	vendor(s) retained
		by	is the Responsible	by Chrysler
Reference	Criteria	Chrysler Financial	Party	Financial
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X

INAPPLICABLE
		APPLICABLE		SERVICING
	SERVICING CRITERIA	SERVICING CRITERIA		CRITERIA
NOT performed by
			Performed by	Chrysler Financial
			Vendor(s)	or by
		Performed	for which	subservicer(s) or
		Directly	Chrysler Financial	vendor(s) retained
		by	is the Responsible	by Chrysler
Reference	Criteria	Chrysler Financial	Party	Financial
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.			X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X